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                                                                     EXHIBIT 22.

                               DAVOX CORPORATION

                             List of Subsidiaries

Name of Subsidiary                             Jurisdiction of Incorporation
------------------                             -----------------------------

Davox Securities Corporation                   Massachusetts

Davox (Europe) Limited                         United Kingdom

Davox Corporation Hong Kong Limited            Hong Kong

Davox Sales Corporation                        Barbados